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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 45 to the registration statement on Form N-1A (the "Registration Statement") of our report dated April 15, 1998, relating to the financial statements of NYLIFE Inc. and subsidiaries, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of our reports dated February 19, 1998, February 24, 1998 and February 25, 1998, relating to the December 31, 1997 financial statements and financial highlights of The MainStay Funds, which financial statements are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Other Information - Independent Accountants" in the Statement of Additional Information.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
April 27, 1998